Exhibit 10.18
AWARD NOTIFICATION
Flutter Entertainment plc 2015 Long Term Incentive Plan
Jeremy Peter Jackson
This is to certify that the above employee (the “Participant”) is the holder of an Award relating to the Flutter
Entertainment plc 2015 Long Term Incentive Plan (the “Plan”) granted by Flutter Entertainment plc (the
“Company”) on the date set out in the table below (the “Grant Date”) over the number of ordinary shares of
€0.09 each in Flutter Entertainment plc (“Shares”) set out next to the Award in the table below.
The Award is granted subject to the rules of the Plan (the “Plan Rules”). All definitions used in this Award
Certificate shall have the meanings given to them in the Plan Rules unless otherwise defined in this Award
Certificate.
Subject to the Plan Rules and the achievement of the performance conditions which have been separately notified to you, the Award will vest as set out below:

Award Date	Number of Shares under Award	Award type	Exercise Price per Share (GBP)	Normal Vesting date
08/03/22	25,180	Conditional Share Award (Restricted Stock Unit)	None	08/03/2025 subject to a further 2-year holding period
Subject to the rights of the deceased Participant’s personal representatives to receive Shares pursuant to the
Award as set out in the Plan Rules, the Award shall be personal to the Participant to whom it is granted and is not capable of being transferred, assigned or changed in any way.
Any Shares allotted or transferred pursuant to the Award shall be subject to the Memorandum and Articles of
Association of the Company as adopted and as amended from time to time.
Participation in the Plan is a discretionary, non-pensionable benefit, which does not form part of your contract of employment. You should not assume that an award will be granted each year under the Plan or any other share plan operated by the Company.
Neither the Award nor the Plan benefit from any special tax treatment. The Group does not warrant that any particular tax treatment will apply. You may be liable to pay income tax and/or social security contributions on the exercise or vesting of your Award as per the tax laws in the country where you reside.
A copy of the Plan Rules is available via your account with Link Share Plan Services.
Your Award is subject to, among other rules, the and Clawback provisions as set out in the Plan Rules at Rule
5.5, details of which have been provided to you.
You have confirmed your agreement to be bound by the Plan Rules, including the Clawback provisions.